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Exhibit 16

                                          June 26, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Crown Paper Co. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June, 1996. We agree with the statements concerning our Firm in such Form 8-K.

                                          Very truly yours,

                                          /s/ Coopers & Lybrand L.L.P.
                                          -----------------------------
                                          Coopers & Lybrand L.L.P.